UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2019

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01,	“Other Events”

On November 14, 2019, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and Citigroup Global Markets Limited, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of the several underwriters named therein (the “Underwriting Agreement”), with respect to the issuance and sale of €750,000,000 million aggregate principal amount of the Company’s 0.950% Senior Notes due 2030 (the “notes”). The offer of the notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-216211) filed with the Securities and Exchange Commission on February 24, 2017.

The above description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the Underwriting Agreement which is attached as Exhibit 1.1 to this Current Report on Form 8 K.

On November 14, 2019, the Company also announced that it called for the redemption on December 14, 2019 of all $500 million outstanding principal amount of its 5.50% Senior Notes due 2020.

Item 9.01,	“Financial Statements and Exhibits”

(d) Exhibits

1.1

Underwriting Agreement, dated November 14, 2019, by and among Moody’s Corporation and Citigroup Global Markets Limited, J.P. Morgan Securities plc and Merrill Lynch International, as representatives of the several underwriters named therein.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: November 15, 2019

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